Exhibit 10.2

TENTH amendment of VENTURE LOAN AND SECURITY AGREEMENT

This TENTH AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), effective and dated as of July 31, 2016, is entered into by and between Xtera Communications, Inc., a Delaware corporation (“Xtera” or “Borrower”) and Horizon Technology Finance Corporation, a Delaware corporation (“Lender”).

RECITALS

A.Xtera and Lender are parties to a certain Venture Loan and Security Agreement dated as of May 10, 2011, as amended from time to time (as amended, the “Loan Agreement”) pursuant to which Lender, among other things, has (i) provided certain loans to Xtera as evidenced by (1) a certain Fourth Amended and Restated Secured Promissory Note (Loan A) executed by Xtera in favor of Lender, fourth amended and restated as of May 31, 2016, in the principal amount of Five Million Nine Hundred Eighteen Thousand Three Hundred Seventy-Seven and 53/100 Dollars ($5,918,377.53) (the “Loan A Note”) and (2) a certain Fourth Amended and Restated Secured Promissory Note (Loan B) executed by Xtera in favor of Lender, fourth amended and restated as of May 31, 2016, in the principal amount of One Million Six Hundred Forty-Four Thousand Five Hundred Seventy and 43/100 Dollars ($1,644,570.43) (the “Loan B Note” and together with the Loan A Note, the “Notes”), and (ii) been granted a security interest in all assets of Xtera, including Intellectual Property (as defined in the Loan Agreement).

B.Xtera is in default of the Loan and Security Agreement between Xtera and Pacific Western Bank (as successor in interest by merger to Square 1 Bank) dated as of January 16, 2015 (the “Pacific Western Loan Agreement”), as a result of (i) the revocation by Callidus Capital of its term sheet to provide financing to Xtera, and (ii) the extension of the consummation of a financing transaction beyond July 31, 2016, which defaults caused a default under Section 8.7 of the Loan Agreement (the “Pacific Western Agreement Default”).

C.Xtera has now requested that Lender waive the Pacific Western Agreement Default and amend the Loan Agreement to revise the repayment schedule with respect to the Notes.

D.Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers and Lender hereby agree as follows:

1.

Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.	Amendments to Loan Agreement.
(a)	Borrower and Lender hereby agree that definition of “Loan A Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Loan A Maturity Date” means September 1, 2016, or if earlier, the date of acceleration of all Obligations outstanding with respect to Loan A following an Event of Default or the date of prepayment, whichever is applicable.”

(b)	Borrower and Lender hereby agree that definition of “Loan B Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Loan B Maturity Date” means September 1, 2016, or if earlier, the date of acceleration of all Obligations outstanding with respect to Loan B following an Event of Default or the date of prepayment, whichever is applicable.”

3.	Amendment to Notes. The Notes are each amended as follows:
(a)	The date “July 1, 2016” appearing in the third (3rd) full paragraph on page 3 of each of Notes is deleted and replaced with “August 1, 2016”.
(b)	Each instance of the date “July 31, 2016” appearing in the fourth (4th) and fifth (5th) full paragraphs on page 3 of each of the Notes is deleted and replaced with “September 1, 2016”.
4.

Limited Waiver. Lender hereby agrees to waive the Pacific Western Agreement Default. Such waiver does not constitute: (a) a waiver of Borrower’s obligation to comply with Section 8.7 of the Loan Agreement at any other date, (b) a waiver of any other term or provision of any of the Loan Documents, or (b) an agreement to waive, in the future, the provisions of Section 8.7 of the Loan Agreement or any other term or provision of any of the Loan Documents.

5.	Conditions to Effectiveness. Lender’s consent and agreement contained herein is expressly conditioned on the Borrower executing and delivering to Lender an executed copy of this Agreement.
6.

Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.  Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as expressly amended herein, the Loan Agreement remains in full force and effect.
7.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.
8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.
9.

Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

10.

Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

XTERA COMMUNICATIONS, INC.

By:	/s/ Jon R. Hopper
Jon R. Hopper
Chief Executive Officer

LENDER:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

[Signature page to Tenth Amendment to Venture Loan and Security Agreement]